For Immediate Release	Contact: John A. Stiles John A. Stiles & Associates, L.L.C. 314-994-0560

AuthentiDate Holding Corporation
Completes Financing

- Company Announces Earnings Release Date -

Schenectady, N.Y.–September 15, 2003–AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that it has completed the financing which it announced on August 27, 2003. The Company received approximately $2.4 million through the exercise of a “put option” which was part of a convertible debenture sale the Company completed in October 2002. The option calls for the sale of the additional convertible debentures to several institutional and/or accredited investors convertible at $3 per share. The net cash received in this transaction by the Company is approximately $2.3 million after payment of related expenses. The Company stated that the proceeds from the financing will be used to finance the continued growth of the AuthentiDate technology as well as for general corporate purposes.

At a conversion rate of $3.00 the debentures are convertible into 823,333 shares of common stock. In addition, the Company issued 247,000 common stock warrants to the lenders that are exercisable at $3.00 per share. The debentures and warrants are issued on the same terms and conditions as the securities issued in October, 2002. The Company has agreed to file a registration statement to provide for the resale of the shares underlying the debentures and warrants within the next 30 days, and to obtain effectiveness from the SEC within 120 days. The Company will incur certain penalties in the event that these deadlines are not satisfied.

The transaction was intended to be exempt from the registration provisions of the securities Act of 1933 and to comply with Section 4(2) of the Securities Act and/or Regulation D. These securities have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the securities act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the securities act and in accordance with applicable state securities laws.

About AuthentiDate Holding Corp.

AuthentiDate Holding Corp. (AHC) is the holding company of five business units: DocSTAR, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate is establishing itself as the authority on “content security,” a growing sector of the electronic network security infrastructure market. Trac Medical uses the AuthentiDate service to improve speed, accuracy and security in processing medical forms. These three business units comprise the AuthentiDate Segment for financial reporting purposes. DocSTAR sells a complete line of document imaging products and DJS delivers professional services centered on systems integration projects, staff augmentation, out-tasking and outsourcing services, and resells computer related products.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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